Exhibit 23.1


                                               2700 N. Military Trail, Suite 200
                                                       Boca Raton, Florida 33431
                                                               Tel. 561-939-1275
                                                               Fax. 561-826-8100
                                                        e-mail:info@sherbcpa.com
                                                 Offices in New York and Florida
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Certified Public Accountants









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation in this Registration Statement on Form SB-2/A, of our report dated July 22, 2005 (November 1, 2005 as to Note 1 and as to the effects of the restatement discussed in Note 1) for the period ended April 30, 2005 relating to the balance sheet of Sunwin International Neutraceuticals, Inc. and Subsidiaries as of April 30, 2005 and the related statements of operations, stockholders' equity, and cash flows for the years ended April 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.




                                                   /s/Sherb & Co., LLP
                                                   -----------------------------
                                                   Certified Public Accountants

Boca Raton, Florida
November 4, 2005